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                                                                    Exhibit 10.3

                                     FORM OF
                             STOCK OPTION AGREEMENT
                          GAYLORD ENTERTAINMENT COMPANY
                      1997 STOCK OPTION AND INCENTIVE PLAN

         This STOCK OPTION AGREEMENT (the "Agreement") is by and between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and the person whose name is set forth on the attached Optionee Grant Detail Statement (the "Grantee"), under the Company's 1997 Stock Option and Incentive Plan, as amended (the "Plan").

         Because of services provided by the Grantee to the Company and in order to provide an incentive to the Grantee to exert his or her utmost efforts on behalf of the Company, the Grantee has been awarded a nonqualified stock option (the "Option") to purchase certain shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), on the terms and conditions set forth in the Plan and this Agreement.

         SECTION 1. THE OPTION GRANT. The Grantee is hereby granted a Nonqualified Stock Option to purchase any or all of the shares of Common Stock of the Company set forth on the attached Optionee Grant Detail Statement at a purchase price also set forth on the attached Optionee Grant Detail Statement. Said Nonqualified Stock Option is subject to the terms set forth below.

         SECTION 2. EXERCISE OF OPTION RIGHTS.

         2.1 Times When the Option Can Be Exercised. The Option shall become exercisable in whole or in part, subject to the provisions of this Agreement, in accordance with the Optionee Grant Detail Statement attached hereto.

         2.2 Term of Option. The term during which the Option may be exercised shall terminate in accordance with the Optionee Grant Detail Statement attached hereto, subject to earlier termination as provided for in Section 3 of this Agreement.

         2.3 Notice of Exercise. If the Grantee wishes to exercise his or her rights hereunder, the Grantee must give notice of exercise to the Company at the Company's principal office. The Grantee must give the notice in writing in form satisfactory to the Human Resources Committee of the Board of Directors of the Company (the "Committee"). The Grantee must include with the notice full payment for any shares being purchased under the Option (unless, in accordance with the Plan, the Committee shall have provided otherwise), and any taxes due under
Section 2.4.2 hereof.

         2.4 Payment.

             2.4.1 Payment for any Common Stock being purchased under the Option must be made in cash, by certified or bank check, or by delivering to the Company Common Stock of the Company which the Grantee already owns. If the Grantee pays by delivering Common Stock of the Company, the Grantee must include with the notice of exercise the certificates for the Common Stock duly endorsed for transfer. The Company will value the Common Stock delivered by the




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Grantee at its Fair Market Value as of the date of receipt as set forth in the
Plan and, if the value of the Common Stock delivered by the Grantee exceeds the amount required under this Section 2.4.1, will return to the Grantee cash in an amount equal to the value, so determined, of any fractional portion of a share of Common Stock exceeding the amount required and will issue a certificate for any whole share of Common Stock exceeding the amount required.

             2.4.2 The Grantee cannot buy any Common Stock under the Option unless, at the time the Grantee gives notice of exercise to the Company, the Grantee includes with such notice payment in cash, by certified or bank check, of all local, state, or federal withholding taxes due, if any, on account of buying Common Stock under the Option or gives other assurance to the Company satisfactory to the Committee of the payment of those withholding taxes.

         2.5 Transfer.

             2.5.1 The Company shall deliver certificates for Common Stock bought under the Option as soon as practicable after receiving payment for the Common Stock and for any taxes under Section 2.4.2 hereof, and all documents required under the Plan and this Agreement. The certificates will be made out in the name of the Grantee.

             2.5.2 If the Plan or any law, regulation, or interpretation requires the Company to take any action regarding the Common Stock before the Company issues certificates for the Common Stock being purchased, the Company may delay delivering the certificates for the Common Stock for the period necessary to take that action.

         SECTION 3. TERMINATION.

         3.1 Generally. Except as otherwise provided in this Agreement and the Plan, the Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (collectively, for purposes of this Agreement, the "Company"), and unless the Grantee has remained continuously so employed since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of the Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause), any portion of the Option that is exercisable at the time of such termination may be exercised by Grantee for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

         3.2 Death or Disability. If the Grantee dies while employed by the Company or a Parent or a Subsidiary (or within the period of extended exercisability provided herein), or if the Grantee's employment terminates by reason of Disability, the Option will become fully vested and exercisable (notwithstanding the provisions of Section 2.1 hereof), and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the term of the Option provided in Section 2.2 hereof.

         3.3 Retirement. If the Grantee's employment terminates by reason of Retirement, any portion of the Option may be exercised by Grantee, to the extent such portion was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the


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date of grant (but before the date of such Retirement) at any time until the expiration of the term of the Option provided in Section 2.2 hereof.

         3.4 Cause. If the Grantee's employment terminates for Cause, as determined by the Committee in its sole discretion, the Option, to the extent not theretofore exercised, shall terminate on the date of such termination.

         3.5 Committee Discretion. Notwithstanding the provisions of subsections
3.1 through 3.4 above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment, to the extent permitted by applicable federal and state law.

         SECTION 4. GOVERNING PROVISIONS. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

         SECTION 5. MISCELLANEOUS.

         5.1 Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and Grantee concerning the Option and include any earlier negotiations and understandings. The Company and Grantee have made no promises, agreements, conditions, or understandings relating to the Option, either orally or in writing, that are not included in this Agreement or the Plan.

         5.2 Employment. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan. None of the provisions of this Agreement or the Plan will interfere with or limit the right of the Company to end the Grantee's employment at any time.

         5.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

         5.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same agreement.

         5.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the principal office of the Company and, if to Grantee, to the Grantee's last known address on the personnel records of the Company.


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         5.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

         5.7 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors and assigns; however, neither the Option nor this Agreement is transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution,
(ii) by the Grantee to a member of his or her Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his or her Immediate Family.

         5.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

         The Company and the Grantee have caused this Agreement to be signed and delivered as of the ___ day of _______________, _____.


                                       GAYLORD ENTERTAINMENT COMPANY

                                       By:
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Grantee                                    Carter R. Todd, Senior Vice President











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